                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


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                           Empire Banc Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                  [EMPIRE BANC CORPORATION LOGO]

                                 March 26, 1999

Dear Shareholders and Friends:

     We are looking forward to seeing you at the annual meeting of shareholders of Empire Banc Corporation to be held at 9:30 a.m. on Thursday, May 13, 1999, at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan. A continental breakfast will be served beginning at 9:00 a.m.

     Notice of the meeting and a proxy statement containing information relative to the meeting follow this letter. We urge you to attend the meeting and welcome your participation. Please check the appropriate box on the proxy card indicating whether or not you will attend the meeting.

     PLEASE BE SURE TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE VOTED. If you do attend the meeting, there will be an opportunity for you to revoke your proxy and vote in person if you prefer.

                                          Sincerely,
                                          JAMES E. DUTMERS, JR.
                                          James E. Dutmers, Jr.
                                          Chairman and Chief Executive Officer

                            EMPIRE BANC CORPORATION
                             1227 East Front Street
                         Traverse City, Michigan 49686

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                             THURSDAY, MAY 13, 1999

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Empire Banc Corporation, a Michigan corporation (the "Company"), will be held on Thursday, May 13, 1999 at 9:30 a.m., at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan, for the purpose of considering and voting on the following matters:

     (1) election of three (3) directors to serve until the annual meeting of shareholders in 2002 and until their successors are duly elected and qualified;

     (2) transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the meeting. A list of shareholders is available for examination at the meeting.

                                          By Order of the Board of Directors,
                                          WILLIAM T. FITZGERALD, JR.
                                          William T. Fitzgerald, Jr.
                                          Secretary

Dated: March 26, 1999
Traverse City, Michigan

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING BY NOTIFYING THE SECRETARY OF THE COMPANY OR THE CHAIRMAN OF THE MEETING AT OR BEFORE THE MEETING. IF YOUR SHARES ARE HELD IN MORE THAN ONE NAME, ALL PARTIES MUST SIGN THE PROXY CARD.

                            EMPIRE BANC CORPORATION
                             1227 East Front Street
                         Traverse City, Michigan 49686

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Empire Banc Corporation (the "Company"), a Michigan corporation, to be voted at the annual meeting of shareholders of the Company to be held on Thursday, May 13, 1999, at 9:30 a.m. at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting.

     The costs of soliciting proxies will be paid by the Company. Proxies may be solicited by mail, in person, or by telephone by directors, officers, and regular employees of the Company. These persons will not be specially compensated for soliciting proxies. The Company will provide to all brokers, dealers, banks, voting trustees, and other fiduciaries, copies of the proxy statement and the accompanying proxy card for mailing to beneficial owners.

     As of March 15, 1999, the record date for the Annual Meeting, there were 3,011,790 shares of common stock of the Company, no par stock. ("Common Stock") issued and outstanding. Each outstanding share is entitled to one (1) vote on each matter coming before the Annual Meeting. Shareholders do not have cumulative voting rights with respect to the election of directors. The transaction of business at the Annual Meeting requires the presence of a quorum, which will be established by the presence or representation at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote. Shares as to which authority is withheld in the election of directors are counted toward the establishment of a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. Thus the three nominees who receive the greatest number of votes cast will be elected directors, and shares as to which authority is withheld will have no effect on the election of directors.

     Proxies are revocable by the delivery of written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting and voting in person. If the proxy is not marked with the shareholder's instructions as to voting, the shares to which the proxy applies will be voted for the nominees for directors named in this Proxy Statement. All proxies returned before the Annual Meeting will be voted in accordance with the instructions contained therein. All shareholders are encouraged to mark, date and sign the enclosed proxy card and return it to the Company. This Proxy Statement and the accompanying proxy card were first sent or given to shareholders on approximately March 26, 1999.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of February 26, 1999, as to the Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common
Stock:

                                                                 Amount and
     Name and                                                     Nature of            Percent
    Address of                                                   Beneficial              of
 Beneficial Owner                                                 Ownership             Class
 ----------------                                             -----------------        -------
James E. Dutmers, Jr. ......................................       418,887              13.9
1227 East Front Street
Traverse City, MI 49686

The Empire National Bank
Employee Stock Ownership Plan...............................       372,394              12.4
1227 East Front Street
Traverse City, MI 49686

(1) Mr. Dutmers is Chairman and Chief Executive Officer of the Company. He has sole voting power with respect to 416,078 shares and shared voting power with respect to 2,809 shares. He has sole investment power with respect to 31,146 shares and shared investment power with respect to 87,417 shares. Of the shares beneficially owned by Mr. Dutmers, 367,781 (or 12.2% of the outstanding shares of Common Stock) are subject to a Voting Trust Agreement, dated November 10, 1997, under which Mr. Dutmers is the sole trustee. As trustee of the voting trust, Mr. Dutmers has the sole power to vote the shares subject to the voting trust on all matters, including the election of directors of the Company. Power to dispose of the shares of Common Stock subject to the voting trust is vested in the shareholders who are parties to the Voting Trust Agreement, subject to first being offered to the other parties to the Voting Trust Agreement at fair market value. The Voting Trust Agreement will terminate by its terms on May 30, 2004. The amount shown excludes 33,327 shares covered by currently exercisable options held by Mr. Dutmers.

(2) Shares are held for the benefit of participants in the plan. Each plan participant is entitled to direct the plan's board of trustees as to the exercise of voting rights attributable to shares allocated to his or her account. As of March 15, 1999, 372,394 shares were allocated to participants' accounts. The remaining shares, if any, are voted by the plan's board of trustees comprised of James E. Dutmers, Jr., Robert L. Israel, James M. Merenda, and William T. Fitzgerald, Jr. Messrs. Dutmers and Israel are directors of the Company. All of the aforementioned persons are officers of the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three (3) classes, with the directors in each class being elected for a term of three years and until their successors are duly elected and qualified. The current terms of three (3) directors will end with the Annual Meeting. Thus, shareholders will elect three
(3) directors at the Annual Meeting for terms ending at the annual meeting of shareholders in 2002.

     Except as otherwise indicated by shareholders on the proxy card, proxies will be voted for election of the three (3) nominees named in the following table. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Company's Board of Directors. However, the Company's management does not anticipate that this will occur.

     The nominees, and the other current directors of the Company, except Laurence P. Skendzel, M.D., Ronald G. Reffitt, Sr., and Deborah J. Knudsen, have been directors of the Company since its formation in 1987. Mr. Reffitt and Mrs. Knudsen became directors in 1994. Dr. Skendzel became a director in 1989. The nominees and other current directors of the Company are also directors of the Company's wholly owned subsidiary, Empire National Bank (the "Bank"), and have been since the year shown in the following table. Also shown for each nominee and the other current directors are his or her age, principal occupation or employment for the last five (5) years or more, and shares of Common Stock beneficially owned as of February 26, 1999. The information is based in part on information supplied by such persons.

                                                         Amount and Nature of Beneficial Ownership of
                                                                       Common Stock(1)
                                                    ------------------------------------------------------
                                                    Sole Voting    Shared Voting
           Name, Age and               Director       and/or          and/or                    Percent of
           Occupation for               of Bank     Investment      Investment                    Common
            Last 5 Years                 Since         Power         Power(2)          Total      Stock
           --------------             -----------   -----------    -------------      -------   ----------

                        NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2002

Robert L. Israel....................     1976          45,053(3)      28,188           73,241       2.4
Age 55
President and Chief Operating
Officer, Empire Banc Corporation and
Empire National Bank

John M. Rockwood, Jr.(5) ...........     1985           1,152              0            1,152         *
Age 55
President and Chief Executive
Officer, Munson HealthCare

Louis A. Smith(5)...................     1976          22,179         51,306           73,485       2.4
Age 59
Attorney, Smith & Johnson Attorneys,
P.C.
                       DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 2000

John R. Anderson....................     1973           2,799              0            2,799         *
Age 71
Anderson, Gordon and Associates
Advertising and Public Relations

Don A. Good, M.D. ..................     1984          10,496          3,957           14,453         *
Age 60
Physician, Grand Traverse Obstetrics
and Gynecology, P.C.

Laurence P. Skendzel, M.D.(5).......     1989               0          1,027            1,027         *
Age 68
Retired in 1994, formerly Physician,
Grand Traverse Pathology, P.C.

Deborah J. Knudsen(5)...............     1994               0            432              432         *
Age 48
President and Chief Executive
Officer
Traverse City Convention and
Visitors Bureau

                       DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 2001

James E. Dutmers, Jr. ..............     1976         390,573(3)(4)    28,314(4)      418,887      13.9
Age 55
Chairman and Chief Executive
Officer, Empire Banc Corporation and
Empire National Bank

Michael H. Dennos...................     1973          26,006              0           26,006         *
Age 78
Retired, Business Executive

                                                         Amount and Nature of Beneficial Ownership of
                                                                       Common Stock(1)
                                                    ------------------------------------------------------
                                                    Sole Voting    Shared Voting
           Name, Age and               Director       and/or          and/or                    Percent of
           Occupation for               of Bank     Investment      Investment                    Common
            Last 5 Years                 Since         Power         Power(2)          Total      Stock
           --------------             -----------   -----------    -------------      -------   ----------

Thomas G. McIntyre(5)...............     1981           7,747         10,325           18,072         *
Age 51
Chairman, Passageways/Carlson
Wagonlit Travel

Ronald G. Reffitt, Sr.(5) ..........     1994          11,400              0           11,400         *
Age 61
President, Peninsula Construction
and Supply, Inc.

(1) The numbers of shares presented include shares owned of record by each person and shares which, under applicable regulations of the SEC, are deemed to be beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person, who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security.

(2) The numbers of shares presented include shares as to which the indicated person is legally entitled to share voting and/or investment power by reason of joint ownership, trust, or other contract or property right, and, in some instances, shares held by spouses and minor children over whom the indicated person may have substantial influence by reason of relationship.

(3) The amounts shown exclude 33,327 and 33,327 shares covered by currently exercisable options held by Mr. Dutmers and Mr. Israel, respectively.

(4) 367,781 shares are subject to a Voting Trust Agreement, dated November 10, 1997, of which Mr. Dutmers is the sole voting trustee. The terms of the voting trust are described in Note (1) on page 2 of this Proxy Statement.

(5) The named director's account under the Directors' Deferred Compensation and Stock Investment Plan (the "Director Plan," see "Director Compensation," page 11) is credited with units subsequently payable in an equal number of shares of Common Stock as follows: Mrs. Deborah J. Knudsen, 2,832 units; Mr. Ronald G. Reffitt, Sr., 1,914 units; Mr. John M. Rockwood Jr., 2,628 units; Dr. Laurence P. Skendzel, M.D., 1,132 units; Mr. Thomas G. McIntyre, 490 units; and Mr. Louis A. Smith 1,947 units.

 *  Less than one percent (1%).

     As of February 26, 1999, all directors and executive officers of the Company as a group (consisting of 16 persons) owned 799,841 shares of Common Stock or 26.6 percent of the outstanding Common Stock. This amount excludes 178,264 shares covered by currently exercisable options held by executive officers of the Company. As of February 26, 1999, the following executive officers of the Company owned the following numbers of shares of Common Stock, excluding shares covered by currently exercisable options held by them: William
T. Fitzgerald, Jr., 45,837 shares; James M. Merenda, 26,321 shares; Bruce W. Reavely, 31,054 shares; and Daniel G. Stoudt, 43,844 shares.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held eight (8) meetings in 1998. All directors except Messrs. Dennos and Rockwood attended at least seventy-five percent (75%) of the aggregate of these meetings and the meetings of all committees of which they were members.

     The Bank's Board of Directors has an Audit Committee. The Committee is comprised of Messrs. Anderson, Rockwood, Skendzel, Smith and Mrs. Knudsen. The Audit Committee determines whether adequate internal controls are being maintained. It meets with the Bank's independent auditors to review internal controls, procedures of the Bank, the scope of internal audits, the financial position of the Bank, and external audits of the Bank.

     The Company has a Nominating and Compensation Committee, which is also the same committee for the Bank. The Committee is comprised of Messrs. Smith, Anderson and Good, and it met one (1) time in 1998. The Nominating and Compensation Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, it reviews all executive compensation and benefit programs from time to time available to executive officers of the Company and to all officers and staff of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the President, as well as reviewing and approving the Chief Executive Officer's and the President's recommendations for other executive officers of the Company (see "Compensation Committee Report on Executive Compensation," below). The Nominating and Compensation Committee will consider recommendations of nominees for election to the Board of Directors of the Company proposed by shareholders. Timely consideration by the Nominating and Compensation Committee of any such recommendation requires submission of the recommendation to the Company's Secretary by February 14, 2000 and no earlier than December 16, 1999.

     The Bank's Board of Directors has a Trust Audit Committee. The Committee consists of Messrs. Anderson, Dennos, Rockwood and Mrs. Knudsen. The Trust Audit Committee examines audits of the Trust Department and determines if adequate internal controls are being maintained in the Trust Department.

     The Bank's Board of Directors has a Trust Administrative Committee. The Committee is comprised of Messrs. Good, McIntyre, Reffitt, Skendzel, Smith, Dutmers and Israel. The Trust Administrative Committee reviews the policies and activities of the Trust Department.

                             EXECUTIVE COMPENSATION

     The following table presents, for the fiscal years shown, the annual, long-term and other compensation paid to or accrued for the Company's Chief Executive Officer and the Company's other executive officers, whose 1998 salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                           -------------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY $(1)     BONUS $    COMPENSATION $(2)
---------------------------------------------------------------------------------------------------------
James E. Dutmers, Jr.                             1998        237,154       91,124           17,360
Chairman and Chief Executive Officer              1997        229,196       83,489           16,964
                                                  1996        210,710       58,034           15,845
Robert L. Israel                                  1998        210,059       80,581           15,047
President and Chief Operating                     1997        202,671       73,830           14,697
  Officer                                         1996        186,611       51,320           13,708

William T. Fitzgerald, Jr.                        1998        115,615       34,406            8,346
Vice President and Secretary/                     1997        109,885       30,847            8,005
  Treasurer                                       1996        100,769       21,457            7,457

James M. Merenda                                  1998        115,615       34,406            8,434
Vice President                                    1997        109,885       30,847            8,091
                                                  1996        100,769       21,457            7,544
Bruce W. Reavely                                  1998        115,615       34,406            8,157
Vice President                                    1997        109,885       30,847            7,815
                                                  1996        100,769       21,457            7,268
Daniel G. Stoudt                                  1998        115,615       34,406            8,126
Vice President                                    1997        105,808       29,703            7,783
                                                  1996        100,769       21,457            7,346

(1) Includes director fees for Mr. Dutmers of $7,500, $6,600 and $6,300 for 1998, 1997 and 1996, respectively, and for Mr. Israel $6,975, $6,600 and $5,850 for 1998, 1997 and 1996, respectively, (see "Director Compensation," page 11).

(2) The amounts shown for 1998 include the following: (i) combined matching and other employer contributions made for the account of the named person by the Bank to its Savings and Investment Retirement Plan ("Savings Plan"), a 401(k) plan for all employees, and to the Bank's Supplemental Executive Retirement Plan (the "Supplemental Plan") as described on page 7 of this Proxy Statement; (ii) combined contributions made by the Bank to its Employee Stock Ownership Plan ("ESOP") for all employees and to the Supplemental Plan for the account of the named person; and (iii) term life insurance premiums paid on behalf of the named person, as follows:

                        NAME                          SAVINGS PLAN     ESOP     TERM LIFE
                        ----                          ------------     ----     ---------
James E. Dutmers, Jr. ..............................     $6,890       $6,890     $3,581
Robert L. Israel....................................      6,093        6,093      2,862
William T. Fitzgerald, Jr. .........................      3,468        3,468      1,410
James M. Merenda....................................      3,468        3,468      1,498
Bruce W. Reavely....................................      3,468        3,468      1,221
Daniel G. Stoudt....................................      3,468        3,468      1,190

     The following table presents information about stock options and stock appreciation rights ("SARs") exercised during 1998 and held by the Named Executive Officers at December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                             NUMBER OF              VALUE OF
                                                                       SECURITIES UNDERLYING       UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                     NUMBER OF SHARES                     OPTIONS/SARS AT        OPTIONS/SARS AT
                                        UNDERLYING                      FISCAL YEAR END (#)    FISCAL YEAR END ($)
                                       OPTIONS/SARS         VALUE          EXERCISABLE/           EXERCISABLE/
               NAME                    EXERCISED (#)     REALIZED(1)       UNEXERCISABLE        UNEXERCISABLE(2)
               ----                  ----------------    -----------   ---------------------   -------------------
James E. Dutmers, Jr. .............        5,625          $222,535           55,602/0             $1,816,640/0
Robert L. Israel...................       21,924           866,739           70,265/0              2,316,073/0
William T. Fitzgerald, Jr. ........        5,250           208,158           52,823/0              1,746,749/0
James M. Merenda...................        2,648           104,991           52,823/0              1,746,749/0
Bruce W. Reavely...................        3,930           155,821           52,823/0              1,746,749/0
Daniel G. Stoudt...................        9,712           393,121           41,160/0              1,349,502/0

(1) The value realized is based on the difference between the market bid price of the shares underlying the options and SARs on the date of exercise and the exercise and base price of the option and SARs, respectively.

(2) The value shown is based on the market bid price of the Common Stock on December 31, 1998 of $39.50 net of the option exercise price and SAR base price.

     The Bank has adopted the Empire National Bank Employees Pension Plan (the "Pension Plan"). The Pension Plan is non-contributory and covers full-time employees who are age 21 or over and have at least one year of service. The Pension Plan provides a normal retirement benefit at age 65 dependent upon final average compensation and years of service. The final average compensation is the highest average of a participant's base salary for any five (5) years in the participant's last ten (10) years of employment.

     The Bank has also adopted an unfunded, non-qualified Supplemental Executive Retirement Plan (the Supplemental Plan) under which supplemental pension benefits are to be paid upon retirement to certain executive officers covered by the Pension Plan, including the Named Executive Officers. Under the Supplemental Plan, a target benefit is established as a percentage of a participant's total compensation (salary plus bonus as shown in the Summary Compensation Table, above), depending on retirement age and years of service. Among other things, the Supplemental Plan provides a benefit otherwise denied because of certain limitations under the Internal Revenue Code on benefits for executive officers and on their deferrals under the Savings Plan.

     The benefits shown in the table below, based at age 65 and on years of credited service, are combined benefits under the Pension Plan and the Supplemental Plan on a straight life annuity basis before reduction for social security and the actuarial equivalent of the participant's account balance, under a profit sharing plan formerly maintained by the Bank. Actual benefits may be reduced based on target retirement age benefit levels. Current compensation covered under the two plans combined for the Named Executive Officers is shown in the "Salary" and "Bonus" columns of the Summary Compensation Table.

                               PENSION PLAN TABLE

                                                           YEARS OF CREDITED SERVICE
                                                  --------------------------------------------
                  REMUNERATION                       20          25          30          35
                  ------------                       --          --          --          --
$100,000........................................  $ 40,000    $ 50,000    $ 55,000    $ 60,000
 150,000........................................    60,000      75,000      82,500      90,000
 200,000........................................    80,000     100,000     110,000     120,000
 250,000........................................   100,000     125,000     137,500     150,000
 300,000........................................   120,000     150,000     165,000     180,000
 350,000........................................   140,000     175,000     192,500     210,000
 400,000........................................   160,000     200,000     220,000     240,000
 450,000........................................   180,000     225,000     247,500     270,000

     The years of credited service for the individuals named in the Summary Compensation Table above are as follows: Mr. Dutmers, 19; Mr. Israel, 23; Mr. Fitzgerald, 22; Mr. Merenda, 16; Mr. Reavely, 15; and Mr. Stoudt, 22.

                        MANAGEMENT CONTINUITY AGREEMENTS

     The Company has entered into individual Management Continuity Agreements with executive officers of the Company, including the Named Executive Officers. Each Management Continuity Agreement provides that in the event of a change in control of the Company, the employment of the officer who is a party to the Agreement may not be terminated except for cause during the five-year period following an agreement that will result in the change in control. During the five-year period, the Company may not, without the officer's agreement, reduce the officer's salary, bonus or benefits, change his responsibilities, or materially change his principal place of employment. In the event the officer's employment is terminated by the Company or the officer resigns following one or more of the actions by the Company described in the preceding sentence without his agreement, the officer is entitled to one hundred thirty three percent (133%) of his regular salary payments and inclusion in employee benefit plans for the greater of three (3) years following the termination of employment or the remainder of the five-year period. The Agreements provide that payments to the officers based on a percentage of regular salary payments will be reduced by an amount necessary to eliminate certain penalty taxes otherwise payable by the officer, if such reduction results in greater after tax payments to the officer. Such reduction will also increase the corresponding deduction to which the Company is entitled. While the amount of any benefits from the Management Continuity Agreements will be dependent on salary levels and other factors and events occurring in the future, the current annual salary levels for the Named Executive Officers covered by the Agreements are as follows: Mr. Dutmers, $241,564; Mr. Israel, $213,615; Mr. Fitzgerald, $125,000; Mr. Merenda, $125,000;
Mr. Reavely, $125,000; and Mr. Stoudt, $125,000.

     The Company's purpose for entering into these Agreements with the executive officers selected is to provide financial security to those officers following a change in control of the Company and to provide an additional current inducement for them to remain employed by the Company. With continuation of their employment being reasonably assured, these officers may be in a better position to act, with respect to a possible change in control of the Company, for the benefit of the Company and its shareholders without concern about their own financial security.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised entirely of non-employee directors. The Committee is responsible for setting and administering the policies which govern annual compensation and incentive programs. In addition, it reviews all executive compensation and benefit programs from time to time available to executive officers of the Company and to all employees of the Bank. In this respect, the Committee makes recommendations to the Board of Directors with respect to the compensation of the Chief Executive Officer and the President, as well as reviewing and approving the Chief Executive Officer's and the President's recommendations for other executive officers of the Company.

     The annual compensation programs of the Company are tied to the Company's performance. The executive compensation program is comprised of base salaries plus a performance leveraged, short-range and long-range incentive system, which will pay executive officers more for better performance. In evaluating its executive officers' performance and determining their compensation, the Committee evaluates the performance of Empire Banc Corporation and Empire National Bank, focusing on specific corporate financial performance goals, as well as comparisons to industry peer groups.

     In determining base salaries, including that of the Chief Executive Officer, the Committee evaluates corporate and executive performance. The Committee reviews a number of factors, both financial and qualitative. While no single factor by itself is considered the key to overall corporate performance, ratings are heavily dependent upon the previous year's achievement of the pre-established financial objectives. The Committee also assesses the executive officer's individual performance based on specific strategic objectives and qualitative factors such as strategic planning, organizational and management development progress, quality of regulatory examinations by the Office of the Comptroller of the Currency and the Federal Reserve, and community and civic involvement. Salaries are also based on a comparison to industry peer salaries.

     The short-term incentive or Profit Sharing Incentive Award ("PSIA"), established in 1984, is a cash bonus program based upon a performance formula approved by the Board of Directors. All Bank employees and executive officers of the Company, including the Chief Executive Officer, are eligible to participate in the PSIA program. In establishing the PSIA formula, the Board of Directors chose performance criteria which should lead to long-term growth in the stock price of the Company. The formula currently requires the Company to exceed all pre-established targets for return on average assets, return on average equity and an annual increase in profits before any bonus payments are made. The pre-established minimum target for each performance criteria was determined based upon peer performance, industry performance, and desired Company performance levels. The Committee has concluded that the specific targets for performance are confidential business information the disclosure of which would adversely affect the Company. The total amount of PSIA awards to be granted to all employees and executive officers of the Company is determined by the amount net income exceeds the pre-established target levels for return on assets, return on average equity and the annual increase in profits.

     The amounts of individual awards granted to all Bank employees and executive officers of the Company, including the Chief Executive Officer, are also based upon a pre-established formula for allocating the total amount of the PSIA pool available for awards. This allocation formula is determined by the total amount of awards to be granted as a percentage of eligible compensation and relative responsibility and accountability of the employee or executive officer.

     The long-term incentive utilized is the Empire Banc Corporation Stock Option Plan. The Plan encompasses a series of stock options, and tandem stock appreciation rights granted from years 1988 through 1993. Participants include the Chief Executive Officer and all executive officers of the Company. The Plan was approved by the shareholders of the Company in 1988 with a limited amendment approved in 1993. Each option period is for ten (10) years and one (1) day, and granted options only become vested over a five year period. (No options or SARs were granted to the Named Executive Officers in 1998). The maximum number of shares authorized by the Plan were previously granted. The number of shares covered by unexercised options and SARs held by the Named Executive Officers are shown in the table above titled "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Optional SAR Values." In the opinion of the Committee and the Board of Directors, the Plan promotes the alignment of management and shareholder interests and will result in executive officers of the Company being sufficient shareholders to encourage long-term performance and Company growth.

     The Committee meets without the Chief Executive Officer and President to evaluate their performance and reports on that evaluation to the Board of Directors of the Company.

     With respect to Mr. Dutmers, the Company's Chairman and Chief Executive Officer, the Committee determined his salary and annual cash bonus for 1998 based on the same factors and analyses as considered by the Committee in determining the compensation of all other executive officers. These factors and analyses are described above. The Chief Executive Officer's final performance rating is a composite of all relevant factors. It also reflected the Committee's positive assessment of Mr. Dutmers' leadership of the Company based on the qualitative factors described above. Mr. Dutmers' cash bonus for 1998 was determined by the PSIA formula described above and reflected the Company's 1998 financial performance, which exceeded the pre-established goals for return on average assets, return on equity and the increase in annual profits.

     Submitted by the Compensation Committee of the Board of Directors.

  Louis A. Smith, Chairman           Don A. Good, M.D.          John R. Anderson

                               PERFORMANCE GRAPH

     The following line graph compares cumulative, five-year total shareholder return of the Common Stock, assuming reinvestment of dividends, with the NASDAQ Market Index (a broad equity market index) and the Media General Industry Group-Midwest Banks index (a published industry index).

                                                                                REGIONAL MIDWEST
                                                    NASDAQ COMPOSITE                  BANKS                        EBC
                                                    ----------------            ----------------                   ---
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   104.99                       99.02                      104.21
'1995'                                                   136.18                      144.12                      150.13
'1996'                                                   169.23                      192.54                      193.09
'1997'                                                   207.00                      328.65                      273.22
'1998'                                                   291.96                      364.62                      361.04

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                                              1993     1994     1995     1996     1997     1998
----------------------------------------------------------------------------------------------------
 NASDAQ COMPOSITE                            100.00   104.99   136.18   169.23   207.00   291.96
----------------------------------------------------------------------------------------------------
 REGIONAL MIDWEST BANKS                      100.00    99.02   144.12   192.54   328.65   364.62
----------------------------------------------------------------------------------------------------
 EBC                                         100.00   104.21   150.13   193.09   273.22   361.04
----------------------------------------------------------------------------------------------------

                             DIRECTOR COMPENSATION

     Non-management directors of the Bank are paid an annual retainer of $7,000. All directors of the Bank and the non-management directors of the Company are compensated at a rate of $600 per directors' meeting attended. Non-management directors are compensated at a rate of $400 per committee meeting attended.

     Currently, Empire Banc Corporation offers directors the opportunity to defer receipt and income taxation of meeting fees and retainer fees through the Empire Banc Corporation Directors' Deferred Compensation Plan (the "Director Plan").

     Under the Director Plan, meeting fees may be deferred by crediting the amount payable to an account (a "Cash Reserve Account") which receives earnings based on the Company's average earning asset rate as reported in the annual report to shareholders for the immediately preceding year. Also, under the Director Plan, meeting fees and/or retainer fees may be deferred by crediting an account (a "Stock Reserve Account") with a number of units equal to 110% of the amount of retainer fees divided by the market price of the Common Stock on the day when the fees are paid. Units are also credited to the Stock Reserve Account as dividends are paid on Common Stock in an amount equal to the dividend rate per share multiplied by the number of units in the Stock Reserve Account divided by the market price of the Common Stock on the date dividends are paid to shareholders. Cash Reserve Account balances are paid in cash and Stock Reserve Account balances are paid in shares of Common Stock equal to the number of units credited to the Stock Reserve Account. In general, these payments will be made upon the earliest of reaching age 65, retirement, total and permanent disability or death. A director may, however, defer payment past reaching age 65 until the earliest of retirement, total and permanent disability or death by an appropriate election under the Director Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank had during 1998, and expects to have in the future, banking transactions in the ordinary course of its business with the Company's directors and officers, and members of their families and organizations with which they are associated, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. During 1998, the Bank paid $126,820.16 to the firm of Smith & Johnson Attorneys, P.C., of which Director Louis A. Smith is a shareholder.

                              INDEPENDENT AUDITORS

     The firm of Crowe, Chizek and Company examined and certified the financial statements of the Company and the Bank for the year ended December 31, 1998. Crowe, Chizek and Company have been the independent auditors for the Bank since 1982 and for the Company since its formation in 1987. The Board of Directors of the Company has selected Crowe, Chizek and Company to act as the Company's independent auditors for the calendar year 1999.

     A representative of Crowe, Chizek and Company is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments deemed appropriate.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers, and persons who own more than ten percent (10%) of the Company's Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes of beneficial ownership of Common Stock. These officers, directors and greater than ten-percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of these reports.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent (10%) beneficial owners were complied with.

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for consideration at the Annual Meeting other than the matters described herein. Should any other matter properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote on such matters in accordance with their discretion.

                             ADDITIONAL INFORMATION

     The financial statements of the Company, supplementary financial information, and management's discussion and analysis of operations for the fiscal year ended December 31, 1998 are included in the Company's 1998 Annual Report to Shareholders delivered with this Proxy Statement.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. A COPY OF THE FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS ADDRESSED FROM WILLIAM T. FITZGERALD, JR., SECRETARY, EMPIRE BANC CORPORATION, 1227 EAST FRONT STREET, TRAVERSE CITY, MICHIGAN 49686.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received by the Company no later than November 29, 1999, to be considered for possible inclusion in the proxy materials relating to the next annual meeting of shareholders.

                                          By Order of the Board of Directors,
                                          WILLIAM T. FITZGERALD, JR.
                                          William T. Fitzgerald, Jr.
                                          Secretary
Dated: March 26, 1999
Traverse City, Michigan

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                            EMPIRE BANC CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                                              EMPIRE BANC LOGO

    I(we), the undersigned shareholder(s) of Empire Banc Corporation (the "Company") appoint John R. Anderson and Laurence P. Skendzel, or any one of them (with full power of substitution) to vote all the common stock of the Company, standing in my (our) name(s) on the books of the Company on March 15, 1999, at the annual meeting of shareholders to be held at the Northwestern Michigan College Dennos Museum Center, 1701 East Front Street, Traverse City, Michigan, on Thursday, May 13, 1999, at 9:30 a.m., and any adjournments thereof with all the powers I would possess if personally present as follows:

(1) Election of Directors    [ ] FOR all nominees below
                               (except as marked to the contrary         [ ] WITHHOLD AUTHORITY to
                                below)                                       vote for all nominees listed below

To withhold authority to vote for any individual, mark FOR above and strike out the name below.

            Robert L. Israel     John M. Rockwood, Jr.    Louis A. Smith

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

                          (continued on reverse side)

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--------------------------------------------------------------------------------

    The Board of Directors recommends shareholders vote "FOR" the nominees named above. If NO SPECIFIC VOTE IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES. If any other business is presented at the meeting, this proxy shall be voted IN THE DISCRETION OF THE PROXIES with respect to such business. All shares represented by properly executed proxies will be voted as directed. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked before its exercise by either written notice or notice in person at the meeting or by a subsequently dated proxy. The undersigned hereby acknowledges receipt of a Notice and Proxy Statement, each dated March 26, 1999, for the Annual Meeting of Shareholders of the Company called for May 13, 1999.

                                               Dated , 1999

                                               -------------------------------

                                                              (signature(s) of
                                                               shareholder(s))

                                               -------------------------------

                                                              (signature(s) of
                                                               shareholder(s))

                                               I(we)  [ ] will  [ ] will not
                                               attend the meeting.

                                               OUR RECORDS INDICATE THAT THE
                                               PERSON(S) ON THE ATTACHED LABEL
                                               SHOULD SIGN THE PROXY. WHEN
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL TITLE
                                               AS SUCH. IF MORE THAN ONE
                                               TRUSTEE, ALL SHOULD SIGN. ALL
                                               JOINT OWNERS MUST SIGN.